Exhibit 99.1

Contact: Sandy Yusen, Dir. of PR

Tel: (866) 968-2739

Green Mountain Coffee Roasters, Inc. Announces Settlement of Patent

Litigation with Kraft

WATERBURY, VT (October 23, 2008) – Green Mountain Coffee Roasters, Inc. (NASDAQ: GMCR) announced that its wholly owned subsidiary, Keurig, Incorporated, has entered into a Settlement and License Agreement to completely settle its patent litigation with Kraft Foods Inc., Kraft Foods Global, Inc., and Tassimo Corporation (collectively “Kraft”). Pursuant to the terms of the Settlement and License Agreement, Kraft will pay to Keurig a lump sum of $17,000,000 and Keurig has granted to Kraft and its affiliates a limited, non-exclusive, perpetual, worldwide, fully paid up license of Keurig’s United States Patents Numbered 6,607,762 (the “762 Patent”) and 7,377,162 (the “162 Patent”), and United States and foreign counterpart patents connected to the 762 Patent or 162 Patent, for use in connection with the manufacture, distribution and sale of beverage brewing machines and certain beverage filter cartridges.

As previously disclosed, Keurig’s patent family which covers its K-Cup® line of single serve beverage filter cartridges was not involved in the patent litigation.

Mr. Michael J. Degnan, Vice President-General Counsel of Keurig, Incorporated, said, “The parties believe that the settlement is an efficient and pragmatic way to resolve their patent dispute. Both parties agree that it is in the best interests of their respective businesses and shareholders to avoid the cost and uncertainties of continued litigation.” Mr. Degnan continued, “Keurig plans to continue to invest in research and development and in the value of its intellectual property portfolio.”

About Green Mountain Coffee Roasters, Inc. and Keurig, Incorporated

Green Mountain Coffee Roasters, Inc. (NASDAQ: GMCR) is recognized as a leader in the specialty coffee industry for its award-winning coffees, innovative brewing technology and socially and environmentally responsible business practices. GMCR manages its operations through two wholly owned business segments: Green Mountain Coffee and Keurig. Its Green Mountain Coffee division sells more than 100 high-quality coffee selections, including Fair Trade Certified™ organic coffees, under the Green Mountain Coffee® and Newman’s Own® Organics brands through its wholesale, direct mail and e-commerce operations (www.GreenMountainCoffee.com). Green Mountain Coffee also produces its coffee as well as hot cocoa and tea in K-Cup® portion packs for Keurig® Single-Cup Brewers. Keurig, Incorporated is a pioneer and leading manufacturer of gourmet single-cup coffee brewing systems for offices, homes and hotel rooms. Keurig markets its patented brewers and K-Cup® portion packs through office distributors, retail and direct channels (www.Keurig.com). K-Cup® portion packs are produced by a variety of licensed roasters including Green Mountain Coffee. Green Mountain Coffee Roasters, Inc. has been recognized repeatedly by CRO Magazine,

Forbes and SustainableBusiness.com as a good corporate citizen and an innovative, high-growth company.

Forward-Looking Statements

Certain statements contained herein are not based on historical fact and are “forward-looking statements” within the meaning of the applicable securities laws and regulations. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the impact on sales and profitability of consumer sentiment in this difficult economic environment, the Company’s success in efficiently expanding operations and capacity to meet growth, competition and other business conditions in the coffee industry and food industry in general, fluctuations in availability and cost of high-quality green coffee, any other increases in costs including fuel, the unknown impact of management changes, Keurig’s ability to continue to grow and build profits with its roaster partners in the office and at home markets, the impact of the loss of one or more major customers for Green Mountain Coffee or reduction in the volume of purchases by one or more major customers, delays in the timing of adding new locations with existing customers, Green Mountain Coffee’s level of success in continuing to attract new customers, variances from sales mix and growth rate, weather and special or unusual events, as well as other risks described more fully in the Company’s filings with the SEC. Forward-looking statements reflect management’s analysis as of the date of this press release. The Company does not undertake to revise these statements to reflect subsequent developments, other than in its regular, quarterly earnings releases.

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